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                                                                      EXHIBIT 11

                 FUSION SYSTEMS CORPORATION AND SUBSIDIARIES
                              EARNINGS PER SHARE
              CALCULATION OF WEIGHTED-AVERAGE SHARES OUTSTANDING
                                (In thousands)



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
                                                                     Three Months Ended               Six  Months Ended
                                                                   ------------------------        -------------------------
                                                                    June 27,       June 28,         June 27,        June 28,
                                                                      1997           1996             1997            1996
                                                                   ---------       --------        ---------       ---------
Primary Shares:

    Weighted average number of common shares outstanding              7,486          7,769            7,478           7,765

     Assuming conversion of options issued and outstanding              308            350              292             324
                                                                   ---------       --------        ---------       ---------

     Weighted-Average Shares Outstanding                              7,794          8,119            7,770           8,089
                                                                   =========       ========        =========       =========

Fully Diluted Shares:

    Weighted average number of common shares outstanding              7,486          7,769            7,478           7,765

     Assuming conversion of options issued and outstanding              445            350              436             324
                                                                   ---------       --------        ---------       ---------

     Weighted-Average Shares Outstanding                              7,931          8,119            7,914           8,089
                                                                   =========       ========        =========       =========

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